UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013
U.S. Neurosurgical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2400 Research Blvd, Suite 325
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(301) 208-8998

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

U.S. Neurosurgical, Inc. (the "Company") was notified on December 11, 2011 by Dixon Hughes Goodman LLP ("Dixon Hughes Goodman "), the Company's independent registered public accounting firm, that Dixon Hughes Goodman had determined not to pursue an engagement with the Company to serve as the Company’s independent registered public accounting firm for the Company going forward.

The audit report of Dixon Hughes Goodman on the consolidated financial statements of the Company as of and for the years ended December 31, 2012 and 2011, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's fiscal years ended December 31, 2012 and 2011, and the subsequent period through the date of this Current Report on Form 8-K, there were (i) no disagreements (as such term is used in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Dixon Hughes Goodman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Dixon Hughes Goodman, would have caused Dixon Hughes Goodman to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Dixon Hughes Goodman, a copy of the disclosures in this Form 8-K, and has requested that Dixon Hughes Goodman furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Dixon Hughes Goodman agrees with the Company's statements in this Item 4.01. A copy of the letter dated December 16, 2013 furnished by Dixon Hughes Goodman in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. Neurosurgical, Inc.
(Registrant)

Date: December 16, 2013	By :	/s/ Alan Gold
Alan Gold
President & Chairman of
the Board of Directors

EXHIBITS INDEX

EXHIBIT
NUMBER	TITLE OF DOCUMENT

16.1	Letter from independent registered public accounting firm